Exhibit 10.55

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of August 1, 2006 (the “Amendment”) is entered into among Amphenol Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto, as designated borrowers (the “Designated Borrowers”), certain Subsidiaries of the Company from time to time party thereto, as guarantors (each a “Subsidiary Guarantor”; together with the Company, the “Guarantors”), the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of July 15, 2005 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments.

(a)                                  The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order and shall read as follows:

“Second Amendment Closing Date” means August 1, 2006.

(b)                                 The following sentence is hereby added at the end of the definition of “Aggregate Commitments” in Section 1.01 of the Credit Agreement and shall read as follows:

The aggregate principal amount of the Aggregate Commitments in effect on the Second Amendment Closing Date is ONE BILLION DOLLARS ($1,000,000,000).

(c)                                  The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Applicable Rate

Pricing Level	Debt Rating or Consolidated Leverage Ratio	Facility Fee	Eurocurrency Rate Loans and Letter of Credit Fee	Base Rate Loans
1	≥ BBB+ / Baa1 or < 1.0:1.0	0.080%	0.3700%	0.00%
2	BBB / Baa2 or < 1.5:1.0 but ≥ 1.0:1.0	0.100%	0.4000%	0.00%
3	BBB- / Baa3 or < 2.0:1.0 but ≥ 1.5:1.0	0.125%	0.5000%	0.00%
4	BB+ / Ba1 or < 2.5:1.0 but ≥ 2.0:1.0	0.175%	0.575%	0.00%
5	≤ BB/Ba2 or ≥ 2.50:1.0	0.225%	0.9000%	0.00%

(d)                                 The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means August 1, 2011.

(e)                                  The language preceding the proviso in Section 2.02(f) of the Credit Agreement shall be amended to read as follows:

(f)                                    The Company may at any time and from time to time, upon prior written notice by the Company to the Administrative Agent, increase the Aggregate Commitments (but not the Letter of Credit Sublimit and Alternative Currency Sublimit) by up to $250,000,000 in excess of the Aggregate Commitments in effect on the Second Amendment Closing Date with additional Commitments from any existing Lender or new Commitments from any other Person selected by the Company and approved by the Administrative Agent;

2.                                       Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of the following conditions precedent:

(a)                                  receipt by the Administrative Agent of this Amendment executed by the Company, the Subsidiary Guarantors, the Lenders and the Administrative Agent; and

(b)                                 receipt by the Administrative Agent, for the account of each Lender, of the amendment fee due and owing to such Lender.

3.                                       Miscellaneous.

(a)                                  The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)                                 Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this

2

Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)                                  Each Loan Party hereby represents and warrants as follows:

(i)                                     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)                                  This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(d)                                 The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date, in which case they shall be true and correct as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)                                  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)                                    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

3

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	AMPHENOL CORPORATION,
a Delaware corporation

By:
Name:
Title:

SUBSIDIARY GUARANTORS:	AMPHENOL INTERCONNECT PRODUCTS
CORPORATION,
a Delaware corporation

By:
Name:
Title:

AMPHENOL INTERNATIONAL LTD,
a Delaware corporation

By:
Name:
Title:

TIMES FIBER COMMUNICATIONS, INC.,
a Delaware corporation

By:
Name:
Title:

AMPHENOL CORPORATION
SECOND AMENDMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

[OTHER LENDERS]